EXHIBIT 99.4

                        Settlement Agreement and Release

         This Settlement Agreement and Release (this "Agreement"), dated on October 22, 2003, is entered into by and between The Trustees of the University of Pennsylvania ("University"), a Pennsylvania nonprofit corporation, and Genta Inc. ("Genta"), a Delaware corporation.

         WHEREAS, Genta and University are parties to that certain License Agreement dated as of August 1, 1991, amended as of December 19, 2000 (the "License Agreement");

         WHEREAS, a dispute has arisen between Genta and University concerning the amount due University under the License Agreement on account of payments received by Genta from Aventis Pharmaceuticals Inc. ("Aventis") in connection with a transaction between Genta and Aventis entered into in April 2002, such payments including a $40 million payment for development costs, a payment of approximately $70 million for the purchase of stock, a payment of approximately $10 million for the acquisition of convertible debt, certain payments under a line of credit, future milestone payments, and a $10 million payment in connection with which Genta paid University $1 million (the "Dispute");

         WHEREAS, an arbitration under the auspices of the American Arbitration Association was commenced by Genta, and a counterclaim was asserted by University, styled Genta Inc. v. Trustees of the University of Pennsylvania, case number 13 133 02590 02 (the "Arbitration");

         WHEREAS, Genta and University wish amicably and conclusively to settle and resolve the Dispute and dismiss the Arbitration as set forth herein;

         WHEREAS, Genta and University are this same date entering into the Second Amendment to License Agreement (the "Second Amendment"), a copy of which is attached hereto and incorporated herein by reference; and

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genta and University agree as follows:

1. Payments

         Genta shall make the payments listed in Sections 3.3(a)(i) and 3.3(a)(ii) of the License Agreement as amended by the Second Amendment consistent with the terms contained therein.

2. Settlement and Release

     2.1 This Agreement and the Second Amendment are made in full and final settlement of the Dispute and of all claims and counterclaims asserted in the Arbitration.

     2.2 University, for itself and its trustees, officers, employees, agents, attorneys, insurers, affiliates, assigns, and all persons or entities that are or could claim with or through it, hereby remises and releases Genta, including its directors, officers, employees, shareholders, agents, attorneys, insurers, affiliates, and assigns from all claims related to or arising from the Dispute, specifically including those stated in University's counterclaims in the Arbitration.


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     2.3 Genta, for itself and its directors, officers, employees, shareholders, agents, attorneys, insurers, affiliates, assigns, and all persons or entities that are or could claim with or through it, hereby remises and releases University, including its trustees, officers, employees, agents, attorneys, insurers, affiliates, and assigns from all claims related to or arising from the Dispute, specifically including those stated in Genta's demand for arbitration in the Arbitration.

     2.4 Upon the execution and exchange of both this Agreement and the Second Amendment, the parties shall promptly cause the Arbitration to be dismissed by directing their respective attorneys to execute and file a Stipulation of Dismissal in the form annexed hereto.

3. Governing Law; Arbitration

     3.1 This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Delaware, without regard to conflict of law principles of any jurisdiction.

     3.2 Any dispute between University and Genta arising under this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as possible. Any such arbitration proceeding shall be conducted in Princeton, New Jersey, unless otherwise agreed to between the parties.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


     THE TRUSTEES OF THE                      GENTA INCORPORATED
     UNIVERSITY OF PENNSYLVANIA


     By: /s/ Louis P. Berneman                By: /s/ Raymond P. Warrell
        ----------------------------             ------------------------------
        Name:  Louis P. Berneman                 Name:   Raymond P. Warrell
        Title: Managing Director,                Title:  Chief Executive Officer
               Center for Technology
               Transfer




                                       2

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                        AMERICAN ARBITRATION ASSOCIATION

----------------------------------------------------x
                                                    :
Genta Inc.,                                         :
                                                    :
                               Claimant,            :  CASE NO. 13 133 02590 02
                                                    :
         v.                                         :
                                                    :
The Trustees of the University of Pennsylvania,     :
                                                    :
                               Respondent.          :
                                                    :
----------------------------------------------------x

                     STIPULATION OF DISMISSAL WITH PREJUDICE

         This matter having been amicably adjusted by and between the parties, it is hereby stipulated and agreed that this Arbitration, and all claims and counterclaims asserted herein, shall be and hereby are DISMISSED WITH PREJUDICE. Each party shall bear its own costs.


KENYON & KENYON                         HANGLEY ARONCHICK SEGAL & PUDLIN
1 Broadway                              One Logan Square, 27th floor
New York, NY 10004-1050                 Philadelphia, PA 19103-6933
(212) 425-4200                          (215) 568-6200

Attorneys for Claimant                  Attorneys for Respondent
Genta Inc.                              The Trustees of the University of
                                          Pennsylvania


By:______________________________       By:__________________________________
    CHARLES A. WEISS                            ROBERT L. EBBY


                                        SO ORDERED this   day of        , 2003.


                                        -------------------------------------
                                        EDWARD D. DREYFUS, Arbitrator